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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Pennaco Energy, Inc. 1998 Stock Option and Incentive Plan our report dated March 12, 1999, relating to the balance sheet of Pennaco Energy, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the period from January 26, 1998 (inception) to December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-KSB of Pennaco Energy, Inc.

                                                             KPMG LLP

Denver, Colorado
June 28, 1999